UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011 (December 1, 2011)

American Realty Capital Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On December 1, 2011, American Realty Capital Healthcare Trust, Inc. (“we” or “ARC Healthcare”) submitted an offer to acquire all the outstanding shares of Grubb & Ellis Healthcare REIT II, Inc. (“GEHRII”). Under the proposed transaction that was approved by our board of directors, we would acquire all the outstanding shares of common stock of GEHRII for $9.01 per share, consisting of (i) $6.00 per share payable as cash to GEHRII shareholders and (ii) $3.01 per share as stock in ARC Healthcare (issued at $10 per share). GEHRII shareholders also would be given the option to elect to receive either 100% ARC Healthcare stock or 100% cash with a cumulative cap on cash consideration equivalent to $6.00 per share.

On December 6, 2011, the board of directors of GEHRII advised us that GEHRII is in a capital formation and investment stage and is not for sale.

A copy of our letter to the board of directors of GEHRII, dated December 1, 2011 is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of the letter we received from GEHRII, dated December 6, 2011 is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.    Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Letter to the Board of Directors of Grubb & Ellis Healthcare REIT II, Inc., dated December 1, 2011
99.2	Letter to American Realty Capital Healthcare Trust, Inc., dated December 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: December 6, 2011	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors